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                                                                    Exhibit 23.2
                          INDEPENDENT AUDITORS' CONSENT

We have issued our report dated March 25, 1999, accompanying the consolidated financial statements of ConMat Technologies, Inc. as of and for the year ended January 2, 1999 included by reference in the Annual Report of ConMat Technologies, Inc. on Form 10-KSB for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of ConMat Technologies, Inc. on Form S-8 effective October 2, 2000.

                                                       Grant Thornton LLP

Philadelphia, Pennsylvania
October 2, 2000